                                                                      EXHIBIT 12

                       ADVANTICA RESTAURANT GROUP, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                          Predecessor Company                            Successor Company
                                        ---------------------------------------------------------   ----------------------------
                                                     Fiscal Year Ended                One Week       Fifty-One
                                        ------------------------------------------      Ended       Weeks Ended   Fiscal Year Ended
                                        December 31,   December 31,   December 31,    January 7,    December 30,     December 29,
                                           1995           1996           1997            1998          1998             1999
                                        ------------   ------------   ------------   ------------   ------------     ------------
(In thousands)
Loss from continuing operations
  before income taxes                   $    (80,572)  $    (76,433)  $    (83,066)  $    633,582   $   (173,410)    $   (387,620)
                                        ------------   ------------   ------------   ------------   ------------     ------------
Add:
     Interest expense excluding
       capitalized interest                  136,895        164,986        153,040          2,458        110,547          112,239
     Amortization of debt expense              4,118          5,512          5,964            111         (7,662)          (8,034)
                                        ------------   ------------   ------------   ------------   ------------     ------------
           Subtotal                          141,013        170,498        159,004          2,569        102,885          104,205
                                        ------------   ------------   ------------   ------------   ------------     ------------
     Interest factor in rents                 10,925         14,935         19,035            368         18,736           17,919
                                        ------------   ------------   ------------   ------------   ------------     ------------
           Total earnings (losses)      $     71,366   $    109,000   $     94,973   $    636,519   $    (51,789)    $   (265,496)
                                        ============   ============   ============   ============   ============     ============
Fixed charges:
     Interest expense including
       capitalized interest             $    136,976   $    164,986   $    153,040   $      2,458   $    110,547     $    112,239
     Amortization of debt expense              4,118          5,512          5,964            111         (7,662)          (8,034)
                                        ------------   ------------   ------------   ------------   ------------     ------------
           Subtotal                          141,094        170,498        159,004          2,569        102,885          104,205
     Interest factor in rents                 10,925         14,935         19,035            368         18,736           17,919
                                        ------------   ------------   ------------   ------------   ------------     ------------
           Total fixed charges          $    152,019   $    185,433   $    178,039   $      2,937   $    121,621     $    122,124
                                        ============   ============   ============   ============   ============     ============

Ratio of earnings to fixed charges               ---            ---            ---          216.7            ---              ---
                                        ============   ============   ============   ============   ============     ============
Deficiency in the coverage of fixed
  charges by earnings (losses) before
  fixed charges                         $     80,653   $     76,433   $     83,066   $        ---   $    173,410     $    387,620
                                        ============   ============   ============   ============   ============     ============

For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing pretax earnings by fixed charges. Earnings, as used to compute the ratio, equals the sum of income before income taxes and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expenses and a rental factor that is representative of an interest factor (estimated to be one third) on operating leases.